Exhibit 99.1
Gossamer Bio Announces FDA Regulatory Update and Reacquisition of Worldwide Rights Related to Seralutinib and Provides a Business Update
- Pre-NDA Type B Meeting and FDA Minutes Provide Path to September 2026 NDA Submission for Seralutinib in PAH -
- Gossamer Reacquires Worldwide Rights to Seralutinib, Aligning Global Commercial Control for a Potential First-in-Class Opportunity -
- Stockholders Approved Proposals Related to Convertible Note Exchange and Reverse Stock Split, Supporting a Strengthened Capital Structure -
- Cash, Cash Equivalents and Marketable Securities Totaled Approximately $57 Million as of June 30, 2026 -

SAN DIEGO — (BUSINESS WIRE) — July 27, 2026 — Gossamer Bio, Inc. (Nasdaq: GOSS) (the “Company” or “Gossamer”), a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH) and pulmonary hypertension associated with interstitial lung disease (PH-ILD), announced a series of regulatory, strategic, and corporate updates. Following a productive Pre-NDA Type B meeting with the U.S. Food and Drug Administration (FDA) and receipt of the official meeting minutes, the Company is proceeding toward a planned NDA submission for seralutinib for the treatment of patients with PAH in September 2026. In addition, Gossamer has reacquired worldwide development and commercial rights to seralutinib from Chiesi, and Gossamer’s stockholders approved proposals related to the previously announced convertible note exchange and authorized the Company to effect a reverse stock split and related proposals at a special meeting. The Company also reported, on a preliminary basis, that cash, cash equivalents and marketable securities totaled approximately $57 million as of June 30, 2026.
"This is a defining moment for Gossamer," said Faheem Hasnain, Chairman, Co-Founder, and CEO of Gossamer. “Following a very productive and collaborative engagement with FDA at our Pre-NDA Type B meeting and now with the FDA's final meeting minutes in hand, we are moving forward with a planned NDA submission for seralutinib in PAH in September. After years of disciplined execution, we are now closer than ever to bringing forward what we believe can be a first-in-class, important new medicine for PAH patients who need better options.”
“Reacquiring the worldwide rights to seralutinib is equally significant. It returns global development and commercialization decisions to Gossamer and secures the substantial majority of the program's long-term economics for our shareholders, positioning us to realize the full strategic and financial value of seralutinib across PAH and future indications. We enter the second half of 2026 with increased clarity on our planned regulatory path, worldwide rights in hand, a healthier balance sheet and real momentum behind us. There has never been a more exciting time in Gossamer's history, and we look forward to the milestones ahead.”
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor
Regulatory Interactions: Type B Pre-NDA Meeting, Receipt of FDA Meeting Minutes and Planned NDA Submission
•    The Company held a Pre-NDA Type B meeting with the FDA in mid-June 2026 and has since received the official meeting minutes.
•    Based on the meeting minutes, the FDA characterized the degree of statistical significance and the magnitude of the treatment effect observed in PROSERA as review issues rather than filing issues. On that basis, the Company intends to submit an NDA supported by one adequate and well-controlled study (Phase 3 PROSERA) plus confirmatory evidence (Phase 2 TORREY and supportive analyses).
•    FDA provided feedback on the format and content of the planned NDA submission.
•    The Company plans to submit the NDA for seralutinib in PAH in September 2026. If accepted for filing, seralutinib could be eligible for an FDA approval decision in the third quarter of 2027.
•    While the meeting minutes reflect FDA feedback as of the meeting date, the FDA's ultimate determination on approvability will be made upon review of the complete NDA.
Reacquisition of Worldwide Commercial and Development Rights for Seralutinib from Chiesi
•    Gossamer and Chiesi agreed to terminate their Collaboration and License Agreement.
•    As a result of the termination, Gossamer has reacquired worldwide development and commercial rights to seralutinib from Chiesi, consolidating global development and commercial control of the program under Gossamer ahead of the planned NDA submission.
•    The termination dissolves the prior U.S. 50/50 profit share and returns ex-U.S. rights to Gossamer, giving the Company full operational control of development, manufacturing, commercialization, pricing, and lifecycle strategy across all geographies.
•    The termination agreement requires Chiesi to make a one-time $5 million payment to Gossamer shortly after signing, settling all outstanding and future obligations under the prior collaboration, including second-quarter 2026 costs. Gossamer makes no upfront cash payment to reacquire the rights.
•    In exchange, Chiesi is entitled to a capped royalty on worldwide net sales of seralutinib, with no further royalty obligation once the cap is reached, as well as payments upon the achievement of specified regulatory and commercial milestones.

•    As a result, Gossamer retains the substantial majority of seralutinib's global economics, versus its prior shared U.S. economics and ex-U.S. royalty, and simplifies its royalty structure.
•    The reacquisition reflects Gossamer's conviction in seralutinib as a potential first-in-class therapy in PAH, with additional opportunity in PH-ILD and other indications, as the Company approaches a key regulatory milestone.
Special Meeting: Approval of Proposals Related to Convertible Note Exchange and Reverse Stock Split
•    At a special meeting held on July 14, 2026, Gossamer’s stockholders approved the proposals related to the previously completed exchange of its 5.00% Convertible Senior Notes due 2027 (the “2027 Notes”) and authorized the Board to effect a reverse stock split.
•    Through the exchange, Gossamer exchanged approximately $181.1 million, or 90.5%, of the $200.0 million aggregate principal amount of 2027 Notes outstanding for approximately $65.2 million of new 7.50% Convertible Senior Secured First Lien Notes due 2030, together with the applicable equity securities and warrants.
•    The exchange strengthened Gossamer’s balance sheet by reducing the aggregate principal amount of the Company’s debt by approximately $115.9 million, reducing the outstanding balance of the 2027 Notes to approximately $18.9 million, providing the Company greater flexibility to execute on its regulatory and commercial priorities.
•    The reverse stock split authorization provides the Company with flexibility to support compliance with Nasdaq’s minimum bid price requirement and support a share structure more appropriate for a public company.
•    The Company expects to effect the reverse stock split in or promptly following the third quarter of 2026, with the timing and final ratio being subject to final Board action.
Conference Call and Webcast
Gossamer’s management team will host a conference call and live audio webcast at 8:00 a.m. ET today, Monday, July 27th, to discuss its business update.
The live audio webcast may be accessed through the “Events / Presentations” page in the “Investors” section of the Company's website at gossamerbio.com. Alternatively, the conference call may be accessed through the following:
Domestic Dial-in Number: 1-800-715-9871
International Dial-in Number: 1-646-307-1963
Conference ID: 3974570
Live Webcast: https://edge.media-server.com/mmc/p/pd2db8ks

A replay of the audio webcast will be available for 30 days on the “Investors” section of the Company's website, gossamerbio.com.
About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension and pulmonary hypertension associated with interstitial lung disease. Its goal is to be an industry leader in, and to enhance the lives of patients living with, pulmonary hypertension.
Forward Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the Company’s interpretation of the FDA minutes from the Company’s Pre-NDA Type B meeting with the FDA; the timing and potential submission, and potential acceptance for filing and approval, of an NDA for seralutinib in PAH; the potential significance, interpretation and implications of data from the Phase 3 PROSERA study and Phase 2 TORREY study and supportive analyses; the development potential and market opportunity of seralutinib in PAH, PH-ILD and other indications; the anticipated benefits of the Company’s exchange of its previously outstanding 5.00% convertible senior notes due 2027,the anticipated benefits of the termination of the Company’s Collaboration and License Agreement with Chiesi; the anticipated benefits of any reverse stock split, and the timing of the completion of any such reverse stock split; the Company’s estimated cash, cash equivalents and marketable securities as of June 30, 2026; the ability to fund the Company’s operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: the risk that the Company’s planned NDA submission is based in part on its views following its recent meeting with the FDA and the official minutes therefrom and later feedback from the FDA, which may be inconsistent with such meeting or the Company’s views from such meeting; later developments with the FDA may be inconsistent with the feedback from prior meetings; the FDA may determine that our planned NDA does not qualify for filing; the results of the Company’s clinical trials, including the Phase 3 PROSERA and Phase 2 TORREY studies, may not be deemed sufficient by the FDA to serve as the basis for regulatory approval of seralutinib, including the risk that the FDA determines that the overall benefit-risk assessment of seralutinib is not favorable; any path forward may require additional capital and other resources, which may not be available on reasonable terms, if at all, or may limit the commercial opportunity for seralutinib; our future performance is dependent entirely on the success of seralutinib; the Company’s interpretation, significance and regulatory relevance of data from the Phase 3 PROSERA study, including the CT FRI substudy, may be inconsistent with the views of the FDA or others; whether the anticipated benefits of the exchange of the 2027 Notes or the termination of the Company’s Collaboration and License Agreement with Chiesi are realized; a reverse stock split, if effected, may not result in a sustained increase in the price of the Company’s common stock and may not satisfy the Nasdaq minimum bid price requirement or provide a better share capital structure; potential changes in estimated cash, cash equivalents and marketable securities based on the completion of financial closing procedures and release of complete second quarter 2026 results; potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from unexpected events, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials with seralutinib are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries; adverse side effects or inadequate efficacy of seralutinib that may limit its development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and changes in healthcare legislation, tariffs and trade policies may adversely affect the Company’s business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
For Investors and Media:

Bryan Giraudo, Chief Financial Officer & Chief Operating Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com